UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2013

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

033-19694	76-0243729
(Commission File Number)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, TX	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed on December 21, 2012, FirstCity Financial Corporation, a Delaware corporation (“FirstCity”), entered into an Agreement and Plan of Merger, dated as of December 20, 2012 (the “Merger Agreement”), with Hotspurs Holdings LLC, a Delaware limited liability company (“Parent”), and Hotspurs Acquisition Corporation, a Delaware corporation (“Merger Subsidiary”).  Parent and Merger Subsidiary are affiliates of certain investment funds governed by Värde Partners, Inc. (“Värde”) and managed by Värde Management, L.P., an alternative investment fund manager.  Since 2009, almost all of FirstCity’s portfolio asset acquisitions have been made jointly with Värde Investment Partners, L.P.  Such joint portfolio acquisitions account for a significant portion of FirstCity’s portfolio assets.

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Merger (as defined below), on May 17, 2013, FirstCity Commercial Corporation, as borrower, and FLBG Corporation, as guarantor, both of which are subsidiaries of FirstCity, and Bank of Scotland plc, acting through its New York Branch as agent, collateral agent and lender, entered into Amendment No.1 (the “Amendment”) to the Amended and Restated Reducing Note Facility Agreement (the “Facility Agreement”) that such parties had executed previously on December 19, 2011.

Pursuant to the Amendment, the repayment provisions of the Facility Agreement were amended so that the principal balance outstanding on the loans does not exceed the following amounts on the dates indicated: $40.0 million at December 31, 2012; $35.0 million at March 31, 2013; $30.0 million at June 30, 2013; $25.0 million at September 30, 2013; $20.0 million at December 31, 2013; $15.0 million at March 31, 2013; $10.0 million at June 30, 2014; $5.0 million at September 30, 2014; and $0.0 million at December 31, 2014 (maturity).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed on May 23, 2013, FirstCity’s stockholders adopted the Merger Agreement at a special meeting of stockholders held on May 17, 2013.

Pursuant to the Merger Agreement, on May 17, 2013, Merger Subsidiary merged with and into FirstCity, with FirstCity continuing as the surviving corporation (the “Merger”). Each share of FirstCity’s common stock, par value $0.01 per share (the “Common Stock”), including all shares of FirstCity’s restricted stock, each of which became fully vested immediately prior to the effective time of the Merger, (other than shares held by FirstCity, Parent or any of their wholly-owned subsidiaries and shares held by stockholders who have perfected their appraisal rights under Delaware law), was converted into the right to receive $10.00 in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger Consideration”). In addition, each outstanding option to purchase shares of the Common Stock granted under FirstCity’s equity incentive plans or any other agreement (including all such options not then vested or exercisable, each of which became fully vested and exercisable immediately prior to the effective time of the Merger) was cancelled as of the effective time of the Merger. The holders of such stock options are entitled to receive an amount in cash, without interest, equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (ii) the aggregate number of shares into which such stock option was exercisable immediately prior to the effective time of the Merger.

At the effective time of the Merger on May 17, 2013, FirstCity became a wholly-owned subsidiary of Parent. The total amount of the consideration payable to former holders of the Common Stock in connection with the Merger was approximately $107 million. The funds used to consummate the Merger were obtained from equity contributions made by entities affiliated with Värde.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to FirstCity’s Current Report on Form 8-K filed on December 26, 2012, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, FirstCity requested that The NASDAQ Global Select Market (“NASDAQ”) suspend trading in the Common Stock, effective as of May 17, 2013, and file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Common Stock as soon as practicable.  FirstCity intends to file a Form 15 with the SEC to suspend its reporting obligations with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger on May 17, 2013, all of the directors of FirstCity resigned from FirstCity’s board of directors and its committees thereof.  On May 17, 2013, Terrence R. DeWitt, James E. Dunbar, James C. Holmes, Mark B. Horrell, Marcia L. Page and Jeffrey A. Thuringer were elected as new directors of FirstCity immediately following the effective time of the Merger.

Immediately following the effective time of the Merger on May 17, 2013, each of FirstCity’s officers other than Mark B. Horrell, James C. Holmes, Terrence R. DeWitt, and Lotte D. Bostick was removed pursuant to action by FirstCity’s board of directors.  As a result, immediately following the effective time, each of William P. Hendry, C. Ivan Wilson, James T. Sartain, James W. Moore, Joe S. Greak, J. Bryan Baker, and Suzy Taylor ceased to be an officer of FirstCity.

On May 17, 2013, immediately following the effective time of the Merger, the FirstCity board of directors elected the following persons to the following offices of FirstCity: Mark B. Horrell, President and Chief Executive Officer; Terrence R. DeWitt, Executive Vice President and Chief Credit Officer; James C. Holmes, Executive Vice President and Chief Operating Officer; Lotte D. Bostick, Senior Vice President and Secretary; Kathy McNair, Senior Vice President, Assistant Treasurer and Assistant Secretary; Brent D. McKenzie, Senior Vice President; Steven Hornbaker, Senior Vice President.  As previously disclosed on December 26, 2012, Terrence R. DeWitt, James C. Holmes and Mark B. Horrell entered into management agreements with Parent setting forth the terms and conditions of each executive’s employment after the closing of the Merger.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, FirstCity’s certificate of incorporation, as in effect immediately prior to the effective time of the Merger, was amended and restated in its entirety (as amended, the “Amended and Restated Certificate of Incorporation”).  In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger on May 17, 2013, the bylaws of Merger Subsidiary as in effect immediately prior to the effective time of the Merger became the bylaws of FirstCity (the “By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the By-Laws of FirstCity are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of FirstCity Financial Corporation
3.2	By-Laws of FirstCity Financial Corporation
10.1

Amendment No.1 to the Amended and Restated Reducing Note Facility Agreement, dated as of December 19, 2011, among FirstCity Commercial Corporation, as borrower, FLBG Corporation, as guarantor, and Bank of Scotland plc, as lender, agent and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

	By:	/s/ Mark B. Horrell
Name: Mark B. Horrell
Title: President and Chief Executive Officer

Date: May 23, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of FirstCity Financial Corporation
3.2	By-Laws of FirstCity Financial Corporation
10.1

Amendment No.1 to the Amended and Restated Reducing Note Facility Agreement, dated as of December 19, 2011, among FirstCity Commercial Corporation, as borrower, FLBG Corporation, as guarantor, and Bank of Scotland plc, as lender, agent and collateral agent